UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 13, 2006

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2006, MTI MicroFuel Cells Inc. ("MTI Micro"), a majority-owned subsidiary of Mechanical Technology Incorporated ("MTI"), entered into Amendment No. 3 to the Strategic Alliance Agreement by and between The Gillette Company ("Gillette") and MTI Micro (the "Amendment"). The Amendment amended the Strategic Alliance Agreement, dated September 19, 2003, between Gillette and MTI Micro, as amended by Amendment No. 1 to the Strategic Alliance Agreement, dated as of August 18, 2004, and Amendment No. 2 to the Strategic Alliance Agreement, dated as of June 20, 2005 (as amended, the "Agreement"). The Amendment provides: A) flexibility, under certain circumstances, for MTI Micro to sublicense the Fuel Refill/Standard Interconnect ("FR/SIC") Technology to Third Parties (as described in the Amendment) for use outside the Target Market (as defined in and modified by the Amendment); B) amended the initial work plan by replacing the existing Milestone 4A (product identification, suitability and OEM validation) under the Agreement with a new Milestone 4A under the Agreement (prototype development and market initiation), which results in the expansion of the work plan and extension of Milestone 4A to accommodate market penetration relating to emerging opportunities including new alliances; and C) clarification of the bilateral termination right, which is exercisable before the completion of Milestone 4 under the Agreement.

This foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by the terms and conditions of the Agreement and the Amendment itself, which MTI intends to file as an Exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: September 19, 2006	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary